Exhibit 99.1

Perry W. Premdas Appointed to Compass Minerals International, Inc. Board of Directors

     OVERLAND PARK, Kan.--(BUSINESS WIRE)--Dec. 15, 2004--Perry W. Premdas has been named to the board of directors of Compass Minerals International, Inc. (NYSE: CMP), filling the board's only vacancy. Mr. Premdas will serve on the board's audit and compensation committees.
     Mr. Premdas was formerly the chief financial officer of Celanese AG and a member of its board of management. Celanese is a worldwide leader in the production of chemical products, acetate products, technical polymers and performance products. Mr. Premdas has also served as chief financial officer of Centeon LLC and of Hoechst Celanese. He is a graduate of Brown University and received an MBA from Harvard Business School.

     About Compass Minerals International, Inc.

     Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates nine production facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf.

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's registration statement on form S-3 filed with the Securities and Exchange Commission on November 16, 2004. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

     CONTACT: Compass Minerals International, Inc.
              Peggy Landon, 913-344-9315